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                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-34309) and related Prospectus of CYBEX International, Inc. for the registration of 4,273,056 shares of its common stock, of our report dated March 6, 1997, with respect to the consolidated financial statements of CYBEX International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.






Melville, New York                             /s/  ERNST & YOUNG LLP
October 14, 1997